COMMITMENT LETTER AND LOAN AGREEMENT

June 18, 1997


Front Range Assisted Living, L.L.C.
d/b/a Evergreen Gardens of St. George
Robert A. Brooks, Managing Member
260 N. Rock Road, Suite 260
Wichita, KS 67206

Dear Mr. Brooks:

         We are pleased to inform you that Emprise Bank N.A., (herein
"Bank") has approved the following loan pursuant to the terms and conditions set forth in this Commitment Letter, which shall also serve as the Loan
Agreement between the parties (herein referred to as the "Commitment
Letter").

         1. Borrower. The Borrower will be Front Range Assisted Living, L.L.C. d/b/a Evergreen Gardens of St. George (herein the "Borrower"). The Managing Member of Borrower is Robert A. Brooks. (herein "Brooks").

         2. Project Description. The Borrower is a Kansas Limited Liability Company organized to engage in the operation of assisted living residences in St. George, Utah, development of real estate property located at 220 South 1200 East Street, St. George, Utah, and to build thereon, a thirty-eight (38) unit assisted living facility. A survey, legal description, and site plan of the real estate are attached hereto as Exhibits "A", "B", and "C", respectively.

         All of the foregoing shall herein collectively be referred to as the "Project". References in this Commitment Letter to the "Real Estate" shall mean all the real property described above or otherwise acquired by Borrower and all improvements located and to be constructed thereon, a portion of which shall be constructed with the proceeds of the loan described in the Commitment Letter.

         The loan described in paragraph 3 of this Commitment Letter may be used by the Borrower for any one or all of the following uses, but for no other and strictly in accordance with the requirements of the various loan documents to be prepared and executed in connection with this lending transaction:

         a. Construction of a thirty-eight (38) unit assisted living facility at 220 South 1200 East Street, St. George, Utah of approximately $1,800,000.00, and

         b. Payment of "soft costs" and site improvement expenses associated with the development of Borrowees assisted living facility project including legal, financing, engineering, and architectural fees and other contingencies as approved by the Bank of approximately $63,000.00, and

         c. Purchase of furniture and appliances of the types described in exhibit "D" in an amount of approximately $137,000.00.

         Construction of the Project shall be completed by September 1, 1998.


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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 2

         3. Approved Loan. The approved Loan to the Borrower is a $2,000,000.00 construction loan (herein the "Loan"). All unpaid principal and accrued interest shall be due and payable September 1, 1998. The initial interest rate shall be 9.50% and shall be variable at the lowest rate designated as the "Prime Rate" in the "Money Rates" column of the Wall Street Journal, Southwest Edition plus a margin of one percent (1%). Interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days, and shall be computed daily. Borrower shall pay a loan commitment fee of one and one-half (1.5%) percent of the loan commitment amount and this fee shall be due and payable at the time the loan is closed.

         Borrower shall make monthly interest payments on the Loan, with the first payment due on the first day of the month, thirty (30) days after the initial advance of funds hereunder. The Borrower will pay the net bond sales proceeds to Bank from the sale of bonds issued by MMR Investment Bankers, Inc. to be applied against the Loan's outstanding balance of principal or interest. Borrower may utilize bond sale proceeds as outlined in the Use of Funds section of the Offering Prospectus.

         The Borrower may prepay the principal of the Loan together with all accrued interest thereon in whole or in part at any time without penalty.

         4.   Conditions Precedent to Advances of Draws Against the Loan.
Upon written request by Borrower, and subject to the terms and conditions of this Agreement, Bank will, from time to time, advance funds to Borrower. Construction draw advances shall be made by Bank by issuing a Cashiers Check made jointly payable to Borrower and Contractor and forwarding said
Cashier's Check directly to Borrower who in turn will endorse said check and promptly forward it to the Contractor. Other advances shall be made by Bank by depositing the loan funds into a special account with Bank, to be used by Borrower to pay other bills, expenses and/or invoices associated with this project. The following shall be conditions precedent to Bank's obligation to made each advance or draw under the Loan to finance the construction of the improvements contemplated by the Project:

         a. Execution of a Borrower's Construction Loan Certificate, in a form acceptable to Bank certifying, among other things, that there are no defaults under any applicable loan agreement; that construction of the Project is being diligently pursued; that the quality, design, and construction of the Project are in accordance with the approved plans and specifications; that there have been no material changes in the approved plans and specifications except those approved by the Bank and any required governmental agency, and also by those insurers providing insurance protection with respect to the Project; that all applicable laws and ordinances have been and will be complied with and that the construction of the Project will be completed on schedule and within budget.

         b. Receipt by Bank of an Application and Certificate for Payment by Borrower's architect, general contractor or subcontractors, in a form acceptable to Bank which shall include, but not necessarily be limited to, a statement of the adjusted total contract price for the contractor and any subcontractor, a statement of the percent of work completed and the materials stored, a statement of retainage and amount requested and the balance to be paid to any such contractor for the remainder of the Project. Such application shall also contain a statement by the contractor that the monies due and owing are for labor and materials supplied in conformity with the Project plans and specifications.



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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 3

         c. Receipt by Bank of all applicable lien waivers from lienable parties in a form acceptable to the Bank.

         d. Bank, or its agents, shall have the right to inspect the Project at reasonable times to ascertain the progress of the construction of improvements contemplated by the project and to allow the Bank to make such other determinations as it may reasonably require as a condition to allowing additional draws under the Loan.

         e. Receipt by Bank of an update of the survey required under paragraph 5(g) hereof if requested by Bank as a condition to any draw request.

         f. Receipt by Bank of an amended commitment for title insurance "down dated" from the date of the original commitment as described in paragraph 5(c) hereof.

         g. Receipt by Bank of evidence that members of Borrower have injected and/or pledged cash or the cash equivalent of $600,000.00 into this Project. Bank and Borrower agree that members injection/pledge will be as follows: Land which cost $200,000.00, Soft cost expenses for architectural, geotechnical, engineering, etc. totalling $136,000.00, Developers overhead costs which total $100,000, Assignment of an Emprise Bank Certificate of Deposit in the amount of $108,500 and Assignment of an American Mutual Fund with a current market value of approximately $59,700.

         5. Conditions Precedent to Loan Closing. As a condition precedent to Bank's obligation to close the loan transaction contemplated herein, Borrower must provide the Bank with the following:

         a. Receipt by Bank of a certified copy of Borrower's Limited Liability Company Agreement showing the names of all limited members and Certificate of Assumed Name containing all recording information.

         b. Receipt by Bank of a certified copy of a Limited Liability Company Resolution authorizing the borrowing described in paragraph 3, the granting of security in paragraph 6 and the execution of all necessary documents described in paragraph 10 thereof.

         c. Receipt of a Commitment for a mortgagee's title insurance policy in the amount of the Loan described in paragraph 3 of the Agreement issued by a title insurance company acceptable to Bank showing the Borrower as having fee simple title to the Real Estate subject only to a Deed of Trust or Mortgage granted by Borrower in favor of Bank and current real estate taxes which are not yet due and payable. Such commitment shall insure against either violations of existing zoning ordinances and regulations or shall certify such zoning ordinances and regulations in sufficient detail that it can be ascertained that there is no violation thereof on the construction of the improvements on the Premises. The commitment shall specifically waive all of the standard preprinted general exceptions (normally listed in Schedule B of the commitment), including liens, encroachments, and rights of other parties not of record as of the date of the commitment. Upon request by Bank, Borrower shall deliver to Bank satisfactory evidence from such title company acknowledging payment in full for all premiums, costs, and expenses for issuance for such commitment and the final policy of insurance to be issued thereto.
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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 4

         d. Receipt by Bank and/or title Company of such vendor's affidavits, partial or final lien waivers and other documents as shall be required by Bank and/or the title insurance company, to cause said mortgagee's title insurance policy to be issued.

         e. Preparation and proper execution of documentation considered necessary by Bank and its legal counsel to evidence the respective obligations of the parties, which documentation shall include, but not necessarily be limited to, those documents listed in paragraph 10 hereof.

         f. Borrower shall establish and maintain a satisfactory depository account with Bank.

         g. Receipt by Bank of an A.L.T.A. minimum standard detail survey of the Real Estate, in form and content satisfactory to the Bank and/or Title Company, prepared by a registered land surveyor showing the proposed location of the building to be erected by the Borrower and adjacent parking area which location shall be determined by stakes or other customary means to mark the proposed boundaries of the improvements to be located on the Premises.

         h. Receipt by Bank of a copy of all permits or approvals required to be received by Borrower from any local, state or federal government, agency or commission, which permits or approvals are required as a condition precedent to the commencement or continuation of the improvements contemplated by the Project.

         i. Receipt by Bank of a copy of Borrower's Certificate of Good Standing evidencing that Borrower is a duly formed Limited Liability Company, who is organized and in good standing with regard to the laws of the State of Kansas.

         j. Receipt of an appraisal prepared by an SRA appraiser, or other person approved by Bank, indicating projected property fair market values upon completion of the improvements contemplated by the Project which projected values will be acceptable to the Bank.

         k. Receipt by Bank of Borrower's proposed draw schedule indicating the timing of each draw under the loan and the proposed allocation of the draw to payment of the various contracts, subcontracts and soft costs contemplated by the Project. Such draw schedule shall set forth the total amount of each contract and subcontract contemplated to be executed in connection with the Project.

         l. Receipt by Bank of a copy of the building permit(s) covering the Project.

         m. Receipt by Bank of insurance certificates indicating that Borrower has secured insurance for fire and extended coverage with a standard mortgagee's clause, liability, workers compensation and builder's risk non-reporting insurance during the construction period, all issued by companies and in amounts reasonably acceptable to the Bank. Borrower and/or Contractor shall be required to provide performance or completion bonds with respect to the Project.

         n. Receipt by Bank of executed copies of all construction contracts and subcontracts, plans, specifications, change orders, invoices, bids and estimates which may be reasonably required by Bank.

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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 5

         o. Receipt by Bank of evidence, satisfactory to Bank and/or Title Company and Bank's legal counsel, that Borrower has or will secure all easements and street, sidewalk and alley vacations, necessary to accomplish the satisfactory completion of the Project.

         p. Receipt by Bank of an environmental Phase I study, by a qualified environmental firm, showing no sign of environmental hazardous materials provided, however, that if the Phase I so requires, a Phase II report may be required by the Bank.

         q.   Receipt by Bank of a properly signed and executed
Participation Agreement and Certificate whereby First National Bank, Quinter agrees to participate in this loan up to $1,050,000.00.

         r. Receipt by Bank of a properly signed and executed agreement between Bank and Colonial Trust Company, Trustee of the Bond issue. This "Agreement Between Lienholders" shall be in a form and substance acceptable to both Bank and Colonial Trust Company.

         s.   Receipt by Bank of a properly signed and executed
"Underwriting Agreement" between Borrower and MMR Investment Bankers, Inc. providing for the sale of $2,500,000 of Bonds representing the permanent financing for this Project. This Underwriting Agreement shall be in a form and substance acceptable to Bank.

         6. Security for Repayment of the Loan. Repayment of the Loan referred to in paragraph 3 shall be secured by the following security devices:

         a. Borrower shall grant to Bank and the Trustee for the bonds, a Co-First Deed Of Trust or Mortgage lien on the Real Estate. In order to evidence such lien, Borrower agrees to execute and deliver to Bank a Deed Of Trust or Mortgage in form and substance acceptable to Bank and its legal counsel.

         b. Borrower shall grant to bank a security interest in all tangible and intangible personal property and fixtures associated with this project.

         c. Robert A. Brooks shall unconditionally guaranty all outstanding indebtedness of Borrower to Bank to the extent of $340,000.00 by executing a guaranty in form and content acceptable to Bank and its legal counsel. Said individual is hereafter sometimes referred to as "Guarantor".

         d. Borrower and/or Guarantor(s) will make an assignment of life insurance policies, in the amount of their Guaranty(s), on the life of each Guarantor. Each such policy of life insurance shall be assigned to Bank to the extent of any outstanding indebtedness of Borrower to Bank.

         7. Representations and Warranties. As a further condition precedent to Bank's obligation to make the Loan described in paragraph 3 above, Borrower represents and warrants to Bank as follows:

         a. Borrower is a Limited Liability Company duly organized and validly existing under the laws of the State of Kansas.

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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 6

         b. There does not exist at the time the Loan is made any default or violation by Borrower of or under any of the terms, conditions, and obligations of its Limited Liability Company Agreement, any contract to which it is a party, any law under which it is bound or of any of the terms and conditions of the documentation required under the provisions of paragraph 10 of this Commitment Letter.

         c. Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state, or local taxing authority, and has and will pay promptly all taxes, assessments, and governmental charges as and when due.

         d. Borrower has full power and authority to enter into the transaction provided for in this Commitment Letter and has been duly authorized to do so by appropriate action of its members.

         e. The financial records previously submitted by Borrower to the Bank as its basis for this credit approval are true, complete, and to the best of Borrower's belief accurate statements as of the date stated therein of its respective financial condition, net worth, and description and projections with respect to the Project and the Borrower. There has been no material change in the financial condition of the Borrower, the Project or its financial projections, since the effective date of the last financial information so furnished, which change has not been reported to the Bank in writing.

         f. As of the date of the Loan referred to in paragraph 3 above, there are no actions, suits, proceedings, or governmental investigations pending against Borrower and/or Borrower's managing member.

         g. No pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous, or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste, including dispersed, released, stored, treated, generated, disposed of , or allowed to escape (collectively referred as the "incident") on the Real Estate.

         h. No asbestos or asbestos-containing materials have been installed, used, incorporated into, or disposed of on the Real Estate.

         i. No polychlorinated biphenyls ("PCBs") are located on or in the Real Estate, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form.

         j. No underground storage tanks are located on the Real Estate or were located on the Real Estate and subsequently removed or filled.

         k. The Borrower agrees to indemnify and hold bank harmless against any and all claims, liabilities, losses and damages (including legal fees) Bank my incur as a result of private or governmental actions alleging the pollution or contamination of any of the Collateral. This indemnity shall survive the termination of this Agreement.

         l. No investigation, administrative order, consent order and agreement, litigation, or settlement (collectively referred to as the "action") with respect to substances is proposed, threatened, anticipated or in existence with respect to the Real Estate.

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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 7

         m. The Real Estate and Borrower's operations at the Real Estate are in compliance with all applicable federal, state and local statues, laws and regulations. No notice has been served on Borrower concerning the Real
Estate, from any entity, governmental body, or individual claiming any violation of any law, regulation, ordinance or code, or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources.

         8. Negative Covenants. Borrower, during the term of any indebtedness of Borrower to the Bank, will not without the Bank's prior written consent, which consent will not be unreasonably withheld:

         a. Borrower will not incur any indebtedness except: (1) indebtedness for this Project outlined in this Loan Commitment described in paragraph 3, including indebtedness created from the sale of bonds through MMR Investment Bankers, or open account obligations incurred in the ordinary course of business for this project.

         b. Borrower will not create, assume or allow to exist any mortgage, deed of trust, pledge, encumbrance or other security interest or lien upon any of the assets of this project, now or hereafter acquired by it, other than the security provided Bank hereunder.

         c. Borrower will not guarantee, endorse, or become contingently liable for the obligations of any other person, firm or corporation except for indebtedness described in 8(a) above.

         d. Borrower will not pay any draws, salaries, dividends, construction management fees, or other fees, or make any distributions of income other than dividends in the amount sufficient to cover investors income taxes resulting from the performance of the Project, without Bank approval, so long as there is any indebtedness of the Borrower to Bank.

         e. Borrower will not sell or otherwise dispose of all or any material part of its business, property, or assets, or sell any of its assets with the understanding or agreement that such property shall be leased back to the Borrower.

         f. Borrower will not reorganize, merge, consolidate with, or acquire all or substantially all of the assets of any other entity, or otherwise make any substantial change in its capitalization or the general character of its business.

         g. Borrower will not permit a change in its majority ownership to occur.

         h. Borrower will not make any loans or advances, including any loans or advances to any officer or employee, its affiliates or subsidiaries.

         i. Borrower will not assign or transfer any of its rights under this Agreement.

         9. Affirmative Covenants. Borrower and, when applicable, the Guarantor, agree that during the term of the Loan described in paragraph 3 above, or during the period of any indebtedness of Borrower to Bank, it or they will:

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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 8

         a. Borrower will maintain accurate books of account, making same available to Bank on request. Borrower shall provide Bank with internally prepared monthly financial statements consisting of a balance sheet and statement of profit and loss, which monthly financial statement shall be provided within fifteen (15) days after month-end, and, Borrower shall further provide Bank with annual financial statements consisting of a balance sheet and statement of profit and loss, and a statement of changes in financial position reviewed with full disclosure by a certified public accountant acceptable to Bank, which reviewed annual financial statement shall be provided to Bank within sixty (60) days after fiscal year end.

         The Borrower will notify its accountants in writing that the Bank intends to rely upon the financial information prepared by said accountants on behalf of the Borrower in determining whether to make the Loan contemplated herein, including any advance, renewal or any part thereof.

         b. Borrower will pay and discharge, when due, all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon it, its income and profits, property or business.

         c. Borrower will keep its insurable real and personal property insured in an amount at least equal to the unpaid balance of principal and accrued interest on the Loan with responsible insurance companies against loss or damage by fire, windstorm and other hazards with a Lenders Loss Payable clause drawn in favor of the Bank, and provide Bank with copies of all such policies. If such insurance is not maintained by the Borrower, then Bank has the right, but not the duty, to effect such coverage at the Borrower's expense.

         d. Borrower will comply with all laws applicable to it and to the operation of business and do all things necessary to maintain in good standing its limited liability company.

         e. Borrower and Guarantor(s) will notify the Bank of any litigation brought against either of them.

         f. Guarantor(s), on an annual basis, shall furnish Bank with true and complete financial statements in a form acceptable to the Bank and a copy of his/their most recent Federal Income Tax Return.

         10. Loan Documentation. In consideration of the Loan described in paragraph 3 above, the parties agree to execute the following documents in a form acceptable to the Bank and its legal counsel, and such other documents as the Bank may reasonably request to carry out the intent of this Commitment Letter:

Documents to be executed by Borrower
 Promissory Note
 Deed of Trust or Mortgage
 Security Agreement
 Financing Statements
 Assignment of Life Insurance

Documents to be executed by the Guarantor/Member(s)
 Guaranty
 Hypothecation Agreement
 Assignment

Documents to be executed by Others
 Underwriting Agreement
 Agreement Between Lienholders


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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 9


         11.   Events of Default and Remedies

         a. An "event of default" shall exist if any one or more of the following occurs:

               1. Failure of Borrower to make any payment when due on the loan and/or extension of credit contemplated herein or on any note, obligation, or undertaking of Borrower to Bank which continues for 10 days after notice thereof is delivered by Bank to Borrower.

               2. Default in the performance of any covenant, agreement, obligation, warranty or provision contained in this Loan Agreement, any of the Loan Documents, or any other instrument, agreement, or undertaking of Borrower to Bank which continues for 10 days after notice thereof is delivered by Bank to Borrower.

               3. Default in the performance of any covenant, agreement, obligation, warranty, or provision contained in any instrument, agreement, obligation or undertaking of Borrower, including the bonds as described herein, the effect of which is to permit such obligation to be declared or otherwise to become due prior to its stated maturity.

               4. Any warranty, representation, financial information, or statement made or furnished to Bank by Borrower is false in any material respect when made or furnished.

               5. A material adverse change, as reasonably determined by Bank, has occurred in the financial condition of Borrower from the date of this Loan Agreement.

               6. If any judgment against Borrower, or seizure, garnishment, attachment or other levy against the property of the Borrower remains unpaid, unstayed on appeal, undischarged, unbonded or dismissed for a period of 10 days.

               7. Dissolution or termination of the existence of Borrower.

               8. The insolvency or business failure of, the commencement of any involuntary bankruptcy proceedings by or against, or the filing of a petition for the appointment of a receiver for all or any part of the property of the Borrower, provided, however, in the event of the commencement of any involuntary bankruptcy proceeding against Borrower or the filing of a petition for the appointment of a receiver, the same shall not constitute a default hereunder unless the same are not dismissed within 10 days after such petition is filed.



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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 10

          b. Remedies. Bank may, at its option and without presentment, protest, or demand of any kind to Borrower, all of which are expressly waived by Borrower, immediately declare due and payable all liabilities and obligations of Borrower to Bank, cease extending credit or making advances of any kind to Borrower, and exercise any and all rights and remedies possessed by Bank, including foreclosure of the deed of trust, mortgages, security interest, and liens granted to Bank in the Loan Documents, or which may be provided to Bank by law or equity.

         12. Payment of Expenses. Borrower will pay the Bank at the time of closing, a reasonable sum for expenses and attorney fees incurred by the Bank in connection with the preparation and execution of the various loan documents. IN addition, Borrower shall provide the Bank with proof of payment of the premium for a mortgagee's title insurance policy as required by this Commitment Letter. Borrower further agrees to pay all expenses necessary to properly record or perfect the mortgages and security agreement executed in connection with this loan transaction.

         13. Effective Date. The effective date of this Commitment Letter shall be June 18, 1997. The Bank's commitment as detailed in this Commitment Letter shall become effective upon acceptance by the Borrower and those par-ties required to sign the Acceptance which is made a part of this Commitment Letter. Once accepted, this Commitment Letter shall remain binding on the parties for a period of sixty (60) days from June 18, 1997. In the event that the loan transaction contemplated by this Commitment
Letter has not been closed within such sixty (60) day period, this commitment shall automatically be withdrawn, without the need of further notice to Borrower or Guarantor, and shall thereafter be of no force and effect.

         14. Closing. The loan closing shall occur at a time convenient to the parties, but no later than the expiration date of this Loan Commitment. The closing shall occur at the offices of the Bank located at 1200 Main, Hays, KS 67601.

         It is agreed that this Commitment Letter shall serve as the Loan Agreement between and among the parties hereto and shall be binding upon the heirs, successors and assigns of the Borrower. The Bank shall not be deemed to have waived any of its rights upon or under the Loan, or Collateral, unless such waiver be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any rights shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right on any future occasion. This Commitment letter shall, in all respects, be governed by and construed in accordance with the laws of the State of Kansas. It may not be assigned by the Borrower or the Bank without the other's written consent except that the Bank may sell a participation in this loan to another lender without Borrower's consent but, at all times, Borrower shall be required to deal only with Bank in connection with the administration of the loan(s) described in Paragraph 3 herein.


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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 11

         It is agreed that this Commitment Letter / Loan Agreement will be executed in multiple counterparts, each of which shall be deemed original.

         THIS LOAN AGREEMENT, TOGETHER WITH THE LOAN DOCUMENTS, ARE THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE BANK AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN US. BANK AND BORROWER HEREBY ACKNOWLEDGE AND AFFIRM THAT NO SUCH UNWRITTEN, ORAL AGREEMENTS EXIST.


Very truly yours,

/S/Randy Walker

Randy Walker
Senior Vice President


                                                          /S/RAB

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Commitment Letter & Loan Agreement
Evergreen Gardens, St. George / Page 12


ACCEPTANCE

         The undersigned acknowledge that they have reviewed the terms and conditions contained in the above and foregoing Commitment Letter and Loan Agreement, and agree and assent to the terms and conditions contained therein.

         Dated this 20th day of June, 1997


"BORROWER"
Front Range Assisted Living, L.L.C.
d/b/a Evergreen Gardens of St. George

BY:  /S/Robert A Brooks
   ---------------------------------------
     Robert A. Brooks, Managing Member


"GUARANTOR"
Robert A. Brooks, Individually



By:  /S/Robert A Brooks
   ---------------------------------------
     Robert A. Brooks, Individually




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                 EXHIBIT "B" - LEGAL DESCRIPTION


Beginning at a point which lies North 0*41'53" East 250.52 feet along the Center Section line from the Center of Section 29, Township 42 South, Range 15 West, Salt Lake Base and Meridian, and running thence North 0*41'53"
East 239.25 feet to a point on the Southerly Right of Way line of 200 South Street, said point being also on a curve to the right, the radius point of which bears South 40*04'43" East, 35.36 feet distant; thence Northeasterly along said Right of Way and the arc of said curve through a central angle of 41*40'1 7", a distance of 25.72 feet to the point of tangency; thence
South 88*24'46" East 309.92 feet along said Right of Way to the point of a
20.00 foot radius curve on the right; thence Southeasterly along said Right of Way and the arc of said curve through a central angle of 90*00'00", a distance of 31.42 feet to the point of tangency, said point being also on the Westerly Right of Way of 1200 East Street; thence South 1*35'34" West
228.1 7 feet along said Westerly Right of Way; thence North 88*24'26" West
349.69 feet to the point of beginning.



                                                      Initials /S/RAB /S/RW
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